UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2011

FLEXTRONICS INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Changi South Lane, Singapore (Address of principal executive offices)	486123 (Zip Code)

Registrant’s telephone number, including area code: (65) 6890-7188

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On July 21, 2011, Flextronics International Ltd. (the “Company”) issued a press release announcing its financial results for the first quarter ended July 1, 2011.  A copy of the press release is furnished with this report as Exhibit 99.1.

The information in this Current Report on Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 8.01    Other Events.

On July 21, 2011, the Company announced that its Board of Directors has approved a new share repurchase program.  This authorization is subject to shareholder approval which is expected to be received at the Company’s Annual and Extraordinary General Meetings to be held on July 22, 2011. Under the program, the Company is authorized to repurchase up to $200 million of its outstanding ordinary shares. The timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions and applicable legal requirements.  Share repurchases, if any, will be made in the open market and may be made pursuant to a Rule 10b5-1 plan. The share repurchase program does not obligate the Company to repurchase a specific number of shares and may be suspended or terminated at any time without prior notice.  The Company intends to effect any share repurchases in compliance with Rule 10b-18.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit

99.1	Press release, dated July 21, 2011, issued by Flextronics International Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXTRONICS INTERNATIONAL LTD.

Date: July 21, 2011	By:	/s/ Paul Read
		Name:	Paul Read
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated July 21, 2011, issued by Flextronics International Ltd.